EXHIBIT 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying quarterly report on Form 10-Q of Central Garden & Pet Company for the quarter ended June 30, 2018 (the “Report”), I, George C. Roeth, President and Chief Executive Officer of Central Garden & Pet Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Report presents, in all material respects, the financial condition and results of operations of Central Garden & Pet Company.
August 3, 2018

/s/ GEORGE C. ROETH
George C. Roeth
President and Chief Executive Officer
(Principal Executive Officer)